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                                                                 EXHIBIT 10.126

                             FIRST AMENDMENT TO THE
                   COMMON STOCK REGISTRATION RIGHTS AGREEMENT

        This Amendment ("Amendment") is entered into as of this 27th day of September, 1996 between Renaissance Cosmetics, Inc., a Delaware corporation (hereinafter the "Company"), and CIBC Wood Gundy Securities Corp., as Initial Purchaser (hereinafter the "Initial Purchaser").

        WHEREAS, the Company and the Initial Purchaser are parties to a Common Stock Registration Rights Agreement, dated as of August 15, 1996 (the "Common Stock Registration Rights Agreement"), entered into in connection with the Securities Purchase Agreement (the "Purchase Agreement"), dated as of August 8, 1996, between the Company and the Initial Purchaser, relating to the sale by the Company to the Initial Purchaser of 85,000 Units consisting of $85,000,000 in aggregate liquidation value of its Senior Redeemable Preferred Stock, Series B along with 85,000 Warrants for the purchase of shares of its Common Stock, par value $.01 per share; and

        WHEREAS, on September 16, 1996, pursuant to the Purchase Agreement, the Company issued and sold to the Initial Purchaser 10,000 Units consisting of $10,000,000 in aggregate liquidation value of its Senior Redeemable Preferred Stock, Series B along with 10,000 Warrants (collectively with the 85,000 Warrants sold on August 15, 1996 the "Warrants") for the purchase of shares of its Common Stock, par value $.01 per share; and

        WHEREAS, the Purchase Agreement was amended by a Letter Agreement, dated as of September 6, 1996, which provided for an increase in the Purchase Option to a total of 35,000 Units consisting of $35,000,000 in aggregate liquidation value of its Senior Redeemable Preferred Stock, Series B and 35,000 additional Warrants and that the expiration of such Purchase Option be extended to September 30, 1996; and

        WHEREAS, the Company desires and a majority of the holders of outstanding Warrants, as evidenced by written consents, have agreed to amend the Common Stock Registration Rights Agreement in order to permit the issuance of up to 15,000 additional Units; and

        WHEREAS, the Board of Directors of the Company has approved this Amendment and the Company has received the requisite consents from a majority of the holders of outstanding

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Warrants approving and agreeing to be bound by this Amendment; and

        WHEREAS, the Company and the Initial Purchaser desire to amend the Common Stock Registration Rights Agreement as set forth herein.

        NOW THEREFORE, in consideration of the premises, and other goods and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

        1. Capitalized terms used herein without definition have the meanings specified in the Common Stock Registration Rights Agreement.

        2. In the first paragraph on page 1 of the Registration Rights Agreement, the date shall read "August 15, 1996."

        3. The first sentence in the second paragraph on page 1 of the Common Stock Registration Rights Agreement is hereby deleted in its entirety and substituted with the following:

            "This Agreement is made pursuant to the Securities Purchase Agreement, dated as of August 8, 1996, as amended by the Letter Agreement dated September 6, 1996, between the Company and the Initial Purchaser (the "Purchase Agreement") relating to the sale by the Company to the Initial Purchaser of up to $80,000,000 aggregate liquidation value of the Company's Senior Redeemable Preferred Stock, Series B, par value $.01 per share (the "Preferred Shares") along with 80,000 warrants to purchase Company Common Stock, par value $.01 per share ("Common Stock"), and the option to the Initial Purchaser to purchase an additional $35,000,000 aggregate liquidation value of the Company's Senior Redeemable Preferred Stock, Series B, par value $.01 per share along with 35,000 warrants to purchase Company Common Stock (the initial warrants and the option warrants are collectively referred to as the "Warrants."

        4. The following terms in Section 1. Definitions shall be amended as follows:
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            The definition of "Certificate of Designation" shall be deleted in its entirety and substituted with the following:

            "Certificate of Designation" means the Certificate of Designation duly adopted by the Board of Directors of the Company setting forth the rights, preferences and priorities of the Preferred Shares and filed with, and accepted for filing, so as to be effective, by the Secretary of State of the State of Delaware, as may be amended from time to time pursuant to the terms thereof."

            The first sentence of the definition for "Registrable Securities" shall be deleted in its entirety and substituted with the following:

            "Registrable Securities" shall mean shares of Common Stock acquired upon exercise of the 115,000 Warrants issued pursuant to the Warrant Agreement, as amended."

        5. Nothing herein contained shall in any way alter, waive, annul, vary or affect any terms, conditions or provisions of the Common Stock Registration Rights Agreement, except as specifically provided herein, it being the intent of the parties hereto that all of the terms, conditions, and provisions of the Common Stock Registration Rights Agreement shall continue in full force and effect, except as hereby amended.

        6. The construction, validity and interpretation of this Amendment will be governed by the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Amendment.

        7. This Amendment may be executed in counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same instrument.
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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly appointed officers or representatives as of the day and year first above written.

                                       CIBC WOOD GUNDY SECURITIES CORP.,
                                       as Initial Purchaser

                                       By: /s/ BRUCE SPOHLER
                                           ------------------------------
                                           Name: Bruce Spohler
                                           Title: Managing Director

RENAISSANCE COSMETICS, INC.


By: /s/ THOMAS T.S. KAUNG
    -------------------------------
    Name: Thomas T.S. Kaung
    Title: Group Vice President